     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1996.

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                              CALIBER SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       OHIO                                    34-1365496
         (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

          3560 W. Market Street, P.O. Box 5459, Akron, Ohio 44334-0459
                                 (330) 665-5646
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           JOSEPH C. WEINSTEIN, ESQ.
                             Deputy General Counsel
                             3560 W. Market Street
                                 P.O. Box 5459
                             Akron, Ohio 44334-0459
                                 (330) 665-5646

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

               LESLIE D. DUNN, ESQ.                     DAVID B. HARMS, ESQ.
            Jones, Day, Reavis & Pogue                   Sullivan & Cromwell
                    North Point                           125 Broad Street
                901 Lakeside Avenue                   New York, New York 10004
               Cleveland, Ohio 44114                       (212) 558-4000
                  (216) 586-3939

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                               PROPOSED MAXIMUM
                                                   AGGREGATE      PROPOSED MAXIMUM   AMOUNT OF
    TITLE OF EACH CLASS OF      AMOUNT TO BE    OFFERING PRICE       AGGREGATE     REGISTRATION
  SECURITIES TO BE REGISTERED   REGISTERED(1)    PER SHARE(2)    OFFERING PRICE(2)      FEE
- ------------------------------------------------------------------------------------------------
  Debt Securities..............  $400,000,000        100%           $400,000,000     $137,932
===============================================================================================

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(2) Estimated solely for purposes of calculating the registration fee.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1996

                                  $400,000,000

                              CALIBER SYSTEM, INC.

                                DEBT SECURITIES

                               ------------------

     Caliber System, Inc. (the "Company") may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $400,000,000 or its equivalent in any other currency or composite currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price and any other terms relating to such series of Debt Securities or their offering and sale.

     The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                 The date of this Prospectus is July 2, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the exhibits thereto which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.
                               ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission pursuant to
Section 13 of the Exchange Act are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1995;

     2. Quarterly Report on Form 10-Q for the period ended March 23, 1996, as amended;

     3. Current Report on Form 8-K filed with the Commission on January 18, 1996; and

     4. Current Report on Form 8-K filed with the Commission on July 1, 1996.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Requests should be directed to Secretary, Caliber System, Inc., 3560 W. Market Street, P.O. Box 5459, Akron, Ohio 44334-0459, telephone number (330) 665-5646. Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").
                               ------------------

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Caliber System, Inc. (formerly Roadway Services, Inc.), an Ohio Corporation, is engaged through its subsidiaries in a broad range of transportation, logistics, and related information services. The Company's operations include a small-package carrier, superregional freight carrier, a surface expedited carrier and a contract logistics provider. These operations provide services and solutions to meet customer requirements based upon shipment size, distance, time in transit, and distribution needs. The Company conducts these operations principally through RPS, Inc. ("RPS"), Viking Freight, Inc. ("Viking"), Roberts Express, Inc. ("Roberts") and Caliber Logistics, Inc. ("Caliber Logistics", formerly Roadway Logistics Systems, Inc.).

     RPS, Caliber's largest operating unit, is the second-largest ground small package carrier in the United States. RPS serves customers in the small-package market in North America and between North America and Europe, focusing primarily on the business-to-business delivery of packages weighing up to 150 pounds. RPS provides service to 100% of the United States, and, through RPS, Ltd., its subsidiary, to 100% of Canada. Additionally, RPS provides service to Mexico through an arrangement with another transportation provider. RPS service extends to 27 European countries through an arrangement with General Parcel Logistics, GmbH. RPS also offers service offshore to Puerto Rico, Alaska and Hawaii via a ground/air network operation in cooperation with other transportation providers. RPS provides other specialized transportation services to meet specific customer requirements in the small-package market. RPS conducts its operations primarily with 5,900 owner-operated vehicles and, in addition, owns over 7,000 trailers. Competition focuses largely on providing dependable service and economical pricing.

     Viking is a superregional freight carrier, formed by the consolidation of the Company's four regional carrier businesses, with regional coverage throughout the country. Viking's primary business consists of handling shipments weighing less than 10,000 pounds each. Most of its customers' shipments require less than the full cargo and/or weight capacity of a trailer and are more efficiently transported by sharing trailer capacity with other shipments. Viking operates a dedicated trucking network principally serving its core geographic markets with next-day and second-day freight service. In addition, national service is provided to meet specific customer requirements. With 216 strategically located terminals and a fleet of over 20,000 trucks, tractors and trailers, Viking serves 91% of the U.S. population in all 50 states and Puerto Rico; it also serves Canada through an arrangement with Interlink Freight Systems, Inc. Viking competes primarily with other regional freight carriers and, to a lesser extent, with national freight and small package carriers.

     Roberts is the largest surface expedited carrier in North America, providing critical needs shipping and transportation for emergency shipments. Roberts also provides similar service in Europe. Utilizing over 2,000 vehicles, Roberts delivers shipments within 15 minutes of the promised delivery time in 96% of all cases. In addition to time-critical delivery, Roberts offers White Glove Services, requiring specially equipped vehicles and highly trained teams to handle such items as electronics, medical equipment, radioactive materials, pressurized gases, trade show exhibits and works of art. Roberts transports freight by utilizing independent owner-operators.

     Caliber Logistics is a contract logistics provider with expertise across the entire supply chain, from inbound materials management through distribution to the final consumer. Services provided include transportation management, dedicated transportation, warehouse operations and management, just-in-time delivery programs (including light assembly and manufacturing), customer order processing, returnable container management, freight bill payment and auditing and other management services outsourced by its customers.

                                USE OF PROCEEDS

     Caliber intends to use the net proceeds from the sale of the Debt Securities offered hereby for working capital and general corporate purposes, which may include the reduction of short-term borrowings. Further information concerning the use of proceeds from the sale of any Debt Securities may be included in the Prospectus Supplement relating to such Debt Securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the periods indicated.

          12 WEEKS ENDED                              CALENDAR YEAR
- ----------------------------------    ---------------------------------------------
MARCH 23, 1996     MARCH 25, 1995     1991      1992      1993      1994      1995
- ---------------    ---------------    -----     -----     -----     -----     -----
     4.58               13.32         32.69     58.77     47.20     36.28     10.39

     For the purpose of determining the ratios of earnings to fixed charges, earnings represent income (before cumulative effect of accounting changes) before income taxes, fixed charges (less capitalized interest) and amortization of capitalized interest. Fixed charges consist of interest on all indebtedness (including capital lease obligations), capitalized interest, amortization of debt issue costs and the portion of rental charges considered to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The Securities are to be issued under an Indenture, to be dated as of
            , 1996 (the "Indenture"), between the Company and Chemical Bank, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Securities may be issued from time to time in one or more series. The particular terms of each series, or of Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

     The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

     The Company is a holding company and derives its operating income and cash flow from its subsidiaries. The Company must rely entirely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and any premium and interest on the Securities. The ability of the Company's subsidiaries to make such payments will be subject to, among other things, applicable state laws and any restrictions that may be contained in credit agreements or other financing arrangements entered into by such subsidiaries. Because claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness, including the Securities, the Securities effectively will be subordinated to all indebtedness of the Company's subsidiaries. The Indenture does not restrict the ability of these subsidiaries to incur indebtedness. As of March 31, 1996, the total amount of outstanding indebtedness of these subsidiaries was approximately $9 million.

GENERAL

     The Indenture will provide that Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Securities of any series. (Section 301) The Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms of such Securities: (1) the title of such Securities; (2) any limit on the aggregate principal amount of such Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Securities will be payable; (4) the rate or rates at which any of such Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Securities will be payable; (6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Securities may be determined with reference to an index or one or more securities, currencies or other reference or pursuant to a formula, the manner in which such amounts will be determined; (10) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (11) if the principal of or any premium or interest on any of such Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency-units other than those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);
(12) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities which will be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal amount payable at the Stated Maturity of any of such Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (14) if applicable, that such Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant
Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant
Defeasance -- Defeasance of Certain Covenants", or under both such captions;
(15) whether any of such Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (16) any addition to or change in the Events of Default applicable to any of such Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Securities due and payable; (17) any addition to or change in the covenants in the Indenture described under "Restrictive Covenants" applicable to any of such

Securities; and (18) any other terms of such Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

     The Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 1002)

     If the Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

     Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the Indenture or any Security described herein, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global

Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Beneficial interests in a Global Security, will trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof will be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Securities of each series. Any other Paying Agents initially designated by the Company for the Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may look only to the Company for payment thereof. (Section 1003)

RESTRICTIVE COVENANTS

  Limitation on Liens

     The Company will not, and will not permit any Subsidiary of the Company to, Incur any Lien on property or assets owned on or acquired after the date of the Indenture to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company may so determine, any other Debt of the Company which is not subordinated in right of payment to the Securities or any Debt of such Subsidiary) (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is subordinated in right of payment to the Securities, prior to such Debt as to such property for so long as such Debt will be so secured. (Section 1008)

     The foregoing restrictions will not apply to Liens existing on the date of the Indenture or to: (i) Liens securing only the Securities; (ii) Liens in favor of only the Company; (iii) any Lien on property of a Person existing immediately prior to the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or otherwise becomes a Subsidiary of the Company (provided that such Lien is not Incurred in anticipation of the financing of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction); (iv) any Lien on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not Incurred in anticipation of the financing of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition); (v) any Lien to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Lien; provided, however, that (a) the principal amount of any Debt secured by such Lien does not exceed 100% of such purchase price or cost and (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; (vi) Liens on property of the Company or any Subsidiary in favor of the United States of America, any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as may be required in accordance with generally accepted accounting principles has been made; (viii) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable; (ix) Liens Incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business; (x) Liens to secure industrial revenue or development bonds; (xi) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing Clauses (i) to (x) so long as such Lien does not extend to any other property and the Debt so secured is not increased; (xii) any Lien securing Debt owing by the Company to a Wholly Owned Subsidiary; provided, however, that for purposes of this covenant and the covenant described under "Limitation on Sale and Leaseback Transactions", upon either (a) the transfer or other disposition of any Debt secured by a Lien so permitted to a Person other than another Wholly Owned Subsidiary of the Company or (b) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock of or other ownership interest in any such Wholly Owned Subsidiary to a Person other than the Company or another Wholly Owned Subsidiary of the Company, the provisions described in this Clause (xii) shall no longer be applicable to such Lien and such Lien shall be subject (if otherwise subject) to the requirements of this covenant without regard to this Clause (xii); and (xiii) any Lien in favor of the Trustee in respect of expenses incurred or services rendered in connection with the Indenture. (Section 1008)

     In addition to the foregoing, the Company and its Subsidiaries may, without equally and ratably securing the Securities, Incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (i) the amount of all Debt secured by all Liens entered into after the date of the Indenture and otherwise prohibited by the Indenture and (ii) the Attributable Value of Sale and Leaseback Transactions entered into after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 10% of Consolidated Net Tangible Assets; provided, however, that such percentage will be increased to 15% in the event RPS, Inc. enters into a Sale and Leaseback Transaction in respect of its headquarters facilities after the date of this Indenture; provided further, however, that if such Sale and Leaseback Transaction entered into by RPS, Inc. is terminated or reaches its stated maturity, such percentage will revert to 10% of Consolidated Net Tangible Assets. (Section 1008)

  Limitation on Sale and Leaseback Transactions

     The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 18 months) unless (i) the Company or such Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions described in the third paragraph under "Limitation on Liens" without equally and ratably securing the Securities; or (ii) the Company or a Subsidiary applies or commits to apply, within 90 days after the sale or transfer, an amount equal to the Net Available Proceeds of the sale pursuant to the Sale and Leaseback Transaction to the redemption of Securities or, to the extent Securities are not then redeemable, to the retirement of Securities, of other Company Debt which is pari passu to the Securities or of Subsidiary Debt or, to the extent there is no such Company Debt or Subsidiary Debt, to the retirement of other Company Debt. In lieu of applying all or any part of such amount to the redemption of Securities, the Company may deliver to the Trustee Securities for cancellation and thereby reduce the amount to be applied to the redemption of Securities by an amount equivalent to the aggregate principal amount of Securities delivered. Securities redeemed or delivered, or otherwise retired, pursuant to the provision described above may not be used as credits against any sinking fund obligations. (Section
1009)

  Certain Definitions. The Indenture will include, among others, the following definitions:

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation, merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Subsidiary of such Person or by such Person to a Wholly Owned Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets representing a division or line of business of such Person or any of its Subsidiaries or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated persons in such Person's financial statements in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Net Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating inter-company items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Subsidiaries; provided, however, that, with respect to the Company, no effect will be given to any adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, and (vii) every obligation of the type referred to in Clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

     "Incur" means, with respect to any Debt, Lien or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, Lien or other obligation, or to have any of its property become subject to such Debt, Lien or other obligation, or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt, Lien or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinated in right of payment to the same Debt of such Person as is the other and is so subordinated to the same extent and (b) is not subordinated in right of payment to the other or to any Debt of such Person as to which the other is not so subordinated.

     "Redeemable Stock" of any Person means any equity security of or other ownership interest in such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant Subsidiary" means, at any time, any Subsidiary that would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Commission as in effect at such time.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. References to any "Subsidiary" mean a Subsidiary of the Company unless the context requires otherwise.

     "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements, organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; provided, however, that, with respect to the Company and its Consolidated Subsidiaries no effect will be given to adjustments following the date of the Indenture to the accounting books and records of the Company and its Consolidated Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of or other ownership interest in which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. References to any "Wholly Owned Subsidiary" mean a Wholly Owned Subsidiary of the Company unless the context requires otherwise. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust, limited liability company or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if, as a result of the transaction, property of the Company would become subject to a Lien that would not be permitted under the limitation on Liens described above under "Restrictive Covenants", the Company takes such steps as shall be necessary to secure the Securities equally and ratably with (or prior to) the Debt secured by such Lien and (iv) certain other conditions are met. (Section 801)

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Securities of that series when due, continued for 30 days;

(c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; (e) a default or defaults under any note(s) or other evidence(s) of Debt, or any instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt, of the Company or any Subsidiary having a principal amount outstanding, individually or in the aggregate, of at least $10,000,000, and whether existing on or created after the date of the Indenture, which default or defaults constitute a failure to pay any portion of the principal of such Debt when due (after the expiration of any applicable grace period) or have resulted in acceleration of the Debt, without such Debt having been discharged or such acceleration having been rescinded or annulled within 10 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; and (f) certain events in bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. Other Events of Default may apply with respect to the Securities of a particular series, as indicated in the applicable Prospectus Supplement. (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(f) above) with respect to the Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount of the Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Securities of any series at the time Outstanding shall occur, the principal amount of all the Securities of that series (or, in the case of any such Original Issue Discount Security or other Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series. (Section 512)

     No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 508)

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     The Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to
Section 1302, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company (or the Trustee, if it sets the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Securities of any series, or to any specified part of a series. (Section 1301)

  Defeasance and Discharge

     The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Securities, the Company will be discharged from all its obligations with respect to such Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

  Defeasance of Certain Covenants

     The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and in Clause (iii) under "Consolidation, Merger and Sale of Assets" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304)

NOTICES

     Notices to Holders of Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the absolute owner thereof (whether or not such Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indenture and the Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

REGARDING THE TRUSTEE

     The Company maintains ordinary banking relationships with the Trustee and its affiliates and a number of other banks. The Trustee and its affiliates along with a number of other banks have extended credit facilities to the Company. Upon the occurrence of an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, the Trustee may be deemed to have a conflicting interest with respect to the Securities for the purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

     The financial statements of the Company, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          VALIDITY OF DEBT SECURITIES

     The validity of the Debt Securities offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Cleveland, Ohio, and may be passed upon for any underwriters by Sullivan & Cromwell, New York, New York. Joseph C. Weinstein, Deputy General Counsel of the Company, will pass upon certain matters in connection with the issuance, sale and delivery of the Debt Securities. Sullivan & Cromwell will rely as to all matters of Ohio law upon the opinion of Jones, Day, Reavis & Pogue.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Securities and Exchange Commission filing fee................................. $137,932
    Printing and engraving........................................................   25,000*
    Services of counsel...........................................................  100,000*
    Services of independent accountants...........................................   51,000*
    Trustee fees and expenses.....................................................    6,000*
    Blue Sky fees and expenses....................................................   18,000*
    Rating Agency fees............................................................  139,500*
    Miscellaneous.................................................................    5,000*
                                                                                   --------
      Total....................................................................... $482,432*
                                                                                   =========

- ---------------

*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended Code of Regulations of the Company contains the following provisions with respect to indemnification of directors and officers:

          SECTION 1. INDEMNIFICATION. The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or salaried employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise. The indemnification provided hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer or salaried employee of the Company, and shall continue as to a person who has ceased to be a director, officer or salaried employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 2. INSURANCE. The Company may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability.

          SECTION 3. INDEMNIFICATION AGREEMENTS. The Company may enter into agreements with any persons described in Section 1 of this Article IV to provide indemnification against any liability asserted against or incurred by any such person in such capacity, or arising out of his status as such, to the full extent permitted by law.

     Ohio Revised Code Section 1701.13(E) gives the Company the right to indemnify any person acting on its behalf, who was or is a party or threatened to be made a party to a suit other than by or in the right of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with the suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. The Ohio statute also permits indemnification by the Company of any person acting on its behalf for expenses, including attorneys' fees, incurred in a suit by or in the right of the Company itself if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that there shall be no indemnification in respect of any such claim by or in the right of the Company as to which such person shall be adjudged to be liable for negligence or misconduct, unless a court shall determine that such person is fairly and reasonably entitled to indemnity. If the party has been successful in defending any such suit or a claim or issue which is a part thereof, the statute provides that he shall be indemnified for his expenses. Such statutory indemnification is not exclusive of any other rights under the Company's Amended Articles of Incorporation or Amended Code of Regulations, or any agreement or vote of shareholders or disinterested directors.

     The Company maintains directors' and officers' liability insurance which pays, subject to policy limitations and retentions, for loss arising from any claim against a director or officer of the Company by reason of a wrongful act done in his respective capacity, including breaches of duty, neglect, errors, misstatements, misleading statements and omissions. An act brought about or contributed to by dishonesty is excluded, as is an accounting for profits made from the purchase or sale of the Company securities within the meaning of
Section 16(b) of the Securities Exchange Act of 1934.

ITEM 16. EXHIBITS.

  *(1)      Form of Underwriting Agreement.
  *(4)      Form of Indenture between the Company and Chemical Bank.
  *(5)-1    Opinion of Jones, Day, Reavis & Pogue.
  *(12)     Calculation of ratio of earnings to fixed charges.
  *(23)-1   Consent of Jones, Day, Reavis & Pogue (contained in the Opinion listed as
            Exhibit (5)-1).
  *(23)-2   Consent of Ernst & Young LLP.
  *(24)     Powers of Attorney.
  *(25)     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
            Act of 1939 of Chemical Bank.

- ---------------

*Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 2nd day of July, 1996.

                                        CALIBER SYSTEM, INC.

                                        By: /s/ Daniel J. Sullivan
                                            ________________________
                                            Daniel J. Sullivan
                                            Chairman, President and Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                TITLE                      DATE
- ---------------------------------------- ------------------------------------------------------

* /s/ Daniel J. Sullivan
_________________________________        Chairman, President                   July 2, 1996
Daniel J. Sullivan                       and Chief Executive
                                         Officer (Principal
                                         Executive Officer)

* /s/ D.A. Wilson
_________________________________        Senior Vice President --              July 2, 1996
D.A. Wilson                              Finance and Planning, Secretary
                                         and Chief Financial Officer
                                         (Principal Financial Officer)

* /s/ Kathryn W. Dindo
_________________________________        Vice President and Controller         July 2, 1996
Kathryn W. Dindo                         (Principal Accounting Officer)

* /s/ George B. Beitzel
_________________________________        Director                              July 2, 1996
George B. Beitzel

* /s/ Richard A. Chenoweth
_________________________________        Director                              July 2, 1996
Richard A. Chenoweth

* /s/ Norman C. Harbert
_________________________________        Director                              July 2, 1996
Norman C. Harbert

* /s/ Harry L. Kavetas
_________________________________        Director                              July 2, 1996
Harry L. Kavetas

* /s/ Charles Longsworth
_________________________________        Director                              July 2, 1996
Charles Longsworth

_________________________________        Director                              July 2, 1996
G. James Roush

* /s/ H. Mitchell
_________________________________        Director                              July 2, 1996
H. Mitchell Watson, Jr.

* By /s/ D. A. Wilson
- --------------------------------,        Attorney-In-Fact                      July 2, 1996

                    /s/ D. A. Wilson
                        D. A. Wilson
           Senior Vice President -- Finance and
           Planning, Secretary and Chief Financial
           Officer


                                LIST OF EXHIBITS

EXHIBIT NO.                                DESCRIPTION                                PAGE NO.
- -----------                                -----------                                --------
    1  *        Form of Underwriting Agreement.
    4  *        Form of Indenture between the Company and Chemical Bank.
    5-1*        Opinion of Jones, Day, Reavis & Pogue.
   12  *        Calculation of ratio of earnings to fixed charges.
   23-1*        Consent of Jones, Day, Reavis & Pogue (contained in the Opinion listed as Exhibit (5)-1).
   23-2*        Consent of Ernst & Young LLP.
   24  *        Powers of Attorney.
   25  *        Form T-1 Statement of Eligibility and Qualification under the
                Trust Indenture Act of 1939 of Chemical Bank.

- ---------------

* Filed herewith.
